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                                                                 EXHIBIT 3.4(vi)

                     AMENDMENT NO. 3 TO CREDIT AGREEMENT

        This Amendment No. 3 to Credit Agreement ("Amendment No. 3") dated as of December 12, 1995 is made by and among SPX Corporation, a Delaware corporation (the "Borrower"), each of the Lenders and The First National Bank of Chicago, individually and as agent for the Lenders.

                                   RECITALS
        A. The parties hereto are party to a certain Credit Agreement dated as of March 24, 1994 (as heretofore amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

        B. The parties hereto desire to enter into this Amendment No. 3 in order to give effect to and permit certain restructuring changes contemplated by the Borrower.

        NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the Agent,the Lenders and the Borrower agree as follows:

        1.      AMENDMENTS.

        1.1 Amendment of Section 6.29.2. Section 6.29.2(b) of the Credit Agreement is amended by deleting the ratio of 2.5 to 1.0 set forth therein opposite the period "as of the end of the fourth fiscal quarter in fiscal year 1995, for the trailing four fiscal quarter period then ended" and inserting in lieu thereof the ratio "1.70 to 1.0."

        1.2     Amendment of Section 6.29.3.    Section 6.29.3(b) of the Credit
Agreement is deleted in its entirety and the following is added in substitution therefor:

        "(b)    During the Alternate Permanent Facility Term, maintain a Fixed
Charge Coverage Ratio of not less than the following for the following respective periods:


        Period                                               Ratio
        ------                                               -----
        As of the end of the fourth fiscal quarter
        in fiscal year 1995, for the trailing four fiscal
        quarter period then ended                           1.50 to 1.0

        As of the end of each fiscal quarter in fiscal
        year 1996, for the trailing four fiscal quarter
        period then ended                                   2.0 to 1.0."


        1.3     Amendment of Section 6.32.       Section 6.32 of the Credit
Agreement is deleted in its entirety and the following is added in substitution therefor:

        "6.32.   Subordinated Debt Documents.    The Borrower will not make any
amendment or modification of any Subordinated Debt Documents, nor shall the Borrower, on or after December 12, 1995, directly or indirectly voluntarily prepay, defease, or in substance defease, purchase, redeem, retire, or otherwise acquire any of the Indebtedness evidenced by the Subordinated Notes in an aggregate amount exceeding $15,000,000."

        2. Representations and Warranties. The Borrower represents and warrants that: (a) this Amendment No. 3 is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any
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applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors, rights generally, and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and (b) after giving effect to the execution of this Amendment No. 3, no Default or Unmatured Default has occurred and is continuing.

        3.      Effective Date.         The amendments contained in this
Amendment No. 3 shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, the Required Lenders and the Borrower.

        4.      Effect of Amendment.    Upon execution of this Amendment No. 3,
each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words like import, and each reference to the Credit Agreement in any of the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement, the Exhibits and Schedules thereto and the Notes shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

        5.      Counterparts.   This Amendment No. 3 may be executed in any
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

        6. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the date first written above.

                                        SPX CORPORATION

                                        By:    W. L. Trubeck
                                               ---------------------------

                                        Title: Sr. Vice President, Finance
                                               ---------------------------
                                               and Chief Financial Officer
                                               ---------------------------
                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, individually as a Lender and
                                        as Agent

                                        By:    Patricia N. Besser
                                               ----------------------------

                                        Title: Vice President
                                               -----------------------------
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                                                  THE BANK OF NEW YORK,
                                                  as Lender

                                                  By:    John M. Lokay, Jr.
                                                     --------------------------

                                                  Title: Vice President
                                                        -----------------------


                                                  NBD BANK, N.A., as Lender

                                                  By:    William C. Goodhue
                                                     --------------------------

                                                  Title: Vice President
                                                        -----------------------


                                                  THE BANK OF NOVA SCOTIA,
                                                  as Lender

                                                  By:    F.C.H. Ashby
                                                     --------------------------

                                                  Title: Senior Manager
                                                         Loan Operations
                                                        -----------------------


                                                  MICHIGAN NATIONAL BANK,
                                                  as Lender

                                                  By:    Joseph M. Redoutey
                                                     --------------------------

                                                  Title: Vice President
                                                        -----------------------


                                                  SUMITOMO BANK, as Lender

                                                  By:    H. Iwami
                                                     --------------------------

                                                  Title: Joint General Manager
                                                        -----------------------


                                                  THE YASUDA TRUST & BANKING
                                                  CO., LTD., as Lender

                                                  By:    Joseph C. Meek
                                                     --------------------------

                                                  Title: First Vice President
                                                         & Manager Corporate
                                                         Finance Department
                                                        -----------------------


                                                  MITSUBISHI TRUST & BANKING
                                                  CORPORATION, as Lender

                                                  By:    Akira Suzuki
                                                     --------------------------

                                                  Title: General Manager
                                                        -----------------------


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                                                        COMERICA BANK,as Lender

                                                        By:  Renee D. Weinman
                                                             -------------------
                                                        Title: Vice President
                                                               -----------------

                                                        OLD KENT BANK & TRUST
                                                        COMPANY, as Lender

                                                        By: Richard K. Russo
                                                            --------------------
                                                        Title: Vice President
                                                               -----------------

                                                        BANK OF TOKYO TRUST, as
                                                        Lender

                                                        By: Friedrich N. Wilms
                                                            --------------------
                                                        Title: Vice President
                                                               -----------------